EXHIBIT 20.1



                       MONTHLY SERVICER'S CERTIFICATE
                       First National Bank of Commerce
                            New Orleans, Louisiana
                     First NBC Credit Card Master Trust
                                Series 1997-1

                      For the 12/9/97 Determination Date
                          For the 5th Monthly Period

     The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2 First National Bank of Commerce is Servicer under the Pooling and Servicing
    Agreement.

  3 The undersigned is a Servicing Officer.

  4 The date of this Certificate is December 9, 1997, which is a Determination
    Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was $123,847,459.

    (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $13,759,892.

    (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $110,087,567.

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $829,340,999.

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $529,340,999.

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.


Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

 11 Monthly Period Trust Activity
(a) Trust Activity                                              Total Trust
   ================================================         =================
    Beginning Aggregate Principal Receivables                   827,805,633
    Beginning Excess Funding Account Balance                              -
    Beginning Total Principal Balance                           827,805,633
    Collections of Finance Charge Receivables                    13,759,892
    Discount Percentage                                                   -
    Discount Option Receivables Collections                               -
    Net Recoveries                                                        -
    Total  Collections of Finance Charge Receivables             13,759,892
    Total Collections of Principal Receivables                  110,087,567
    Net Default Amount                                            4,473,505
    Minimum Aggregate Principal Receivables Balance             300,000,000
    Ending Aggregate Principal Receivables                      829,340,999
    Ending Excess Funding Account Balance                                 -
    Ending Total Principal Balance                              829,340,999

(b) Series Allocations                                         Series 1997-1   All Series
   ================================================         ==============================
    Group Number                                                          1
    Investor Interest                                           300,000,000   300,000,000
    Adjusted Investor Interest                                  300,000,000   300,000,000
    Principal Funding Account Balance                                     -             -
    Minimum Transferor Interest                                  58,053,870    58,053,870


(c) Group I Allocations                                        Series 1997-1  Total Group I
   ================================================         ===============================
    Investor Finance Charge Collections                           4,986,640     4,986,640

    Investor Monthly Interest                                     1,536,423     1,536,423
    Investor Monthly Fees (Servicing Fee)                           500,000       500,000
    Investor Default Amounts                                      1,621,216     1,621,216
    Investor Additional Amounts                                           -             -
    Total                                                         3,657,639     3,657,639

    Reallocated Investor Finance Charge Collections               4,986,640     4,986,640
    Available Excess                                              1,329,001     1,329,001


 12 Series 1997-1 Certificates

                                              Series 1997-1   Total Investor   Transferor's
(a) Investor/Transferor Allocations            Allocations       Interest        Interest
   =========================================================================================
    Beginning Investor/Transferor Amounts      827,805,633      300,000,000   527,805,633
    Beginning Adjusted Investor Interest       827,805,633      300,000,000   527,805,633
    Floating Investor Percentage                100.00000%        36.24040%     63.75960%
    Fixed Investor Percentage                          -                -              -
    Collections of Finance Chg. Receivables     13,759,892        4,986,640     8,773,252
    Collections of Principal Receivables       110,087,567       39,896,175    70,191,392
    Net Default Amount                           4,473,505        1,621,216     2,852,289

    Ending Investor/Transferor Amounts         829,340,999      300,000,000   529,340,999


Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)

                                                                       Collateral
(b) Monthly Period Funding Requirements     Class A       Class B       Interest        Total
   ============================================================================================
    Principal Funding Account                   -             -             -              -
    Principal Funding Investment Proceeds       -             -             -              -
    Withdrawal from Reserve Account             -             -             -              -
    Available Reserve Account Amount            -             -             -              -
    Required Reserve Account Amount             -             -             -              -

    Coupon October15 - November 14         6.15000%      6.35000%      6.28750%       6.17294%
    Floating Investor Percentage          31.34794%      2.53683%      2.35563%      36.24040%
    Fixed Investor Percentage                   -             -             -              -
    Investor Monthly Interest            1,329,938       111,125        95,360      1,536,423
    Overdue Monthly Interest                    -             -             -              -
    Additional Interest                         -             -             -              -
            Total Interest Due           1,329,938       111,125        95,360      1,536,423
    Investor Default Amounts             1,402,351       113,485       105,380      1,621,216
    Investor Monthly Fees                  432,500        35,000        32,500        500,000
    Investor Additional Amounts                 -             -             -              -
            Total Due                    3,164,789       259,610       233,240      3,657,639


(c) Certificates - Balances and                                     Collateral
    Distributions                         Class A       Class B      Interest        Total
   =============================================================================================
    Beginning Investor Interest        259,500,000    21,000,000    19,500,000    300,000,000
    Monthly Principal-Prin. Funding
     Account                                    -             -             -              -
    Principal Payments                          -             -             -              -
    Interest Payments                    1,329,938       111,125        95,360      1,536,423
    Total Payments                       1,329,938       111,125        95,360      1,536,423
    Ending Investor Interest           259,500,000    21,000,000    19,500,000    300,000,000

(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                     5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest                   -
    4.  Amount of Payment in respect of Class A Additional Interest                        -
    5.  Amount of Payment in respect of Class A Principal                                  -

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                       -
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate
         principal amount                                                                  -
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                 -
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000
         original principal amount                                                         -
    5.  The amount, if any, by which the outstanding Principal Balance of the Class A Certificates exceeds the Class A Adjusted Investor
         Interest after giving effect to all transactions on such
         Distribution Date                                                                 -

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.291670
    2.  Amount of Payment in respect of Class B Monthly Interest                     5.291670
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest                   -
    4.  Amount of Payment in respect of Class B Additional Interest                        -
    5.  Amount of Payment in respect of Class B Principal                                  -

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest pursuant to clauses
    (c), (d) and (e) of the definition of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                                  -
    2.  Amount of reductions in Class B Investor Interest per $1,000
         original certificate principal amount                                             -
    3.  Total amount reimbursed in respect of reductions of Class B
         Investor Interest                                                                 -
    4.  Amount reimbursed in respect of reductions of Class B Investor
         Interest per $1,000 original certificate principal amount                         -
    5.  The amount, if any, by which the outstanding Principal Balance of the
         Class B Certificates exceeds the Class B Investor Interest after
         giving effect to all transactions on such Distribution Date                       -

(h) Information regarding Distribution in respect of the Collateral Interest
    1.  Total distribution                                                           4.890260
    2.  Amount of distribution in respect of Collateral Monthly Interest             4.890260
    3.  Amount of distribution in respect of Collateral Overdue Interest                   -
    4.  Amount of distribution in respect of Collateral Monthly Principal                  -

(i) Amount of reductions in Collateral Interest pursuant to clauses
    (c), (d) and (e) of the definition of Collateral Interest
    1.  Amount of reductions in Collateral Interest                                        -
    2.  Total amount reimbursed in respect of reductions of Collateral Interest            -

(j) Application of Reallocated Investor Finance Charge Collections
    1.  Class A Available Funds                                                     4,313,443

         a.  Class A Monthly Interest                                               1,329,938
         b.  Class A Overdue Monthly Interest                                              -
         c.  Class A Additional Interest                                                   -
         d.  Class A Servicing Fee                                                    432,500
         e.  Class A Investor Default Amount                                        1,402,351

         f.   Excess Spread                                                         1,148,654

    2.  Class B Available Funds                                                       349,065

         a.  Class B Monthly Interest                                                 111,125
         b.  Class B Overdue Monthly Interest                                              -
         c.  Class B Additional Interest                                                   -
         d.  Class B Servicing Fee                                                     35,000

         e.  Excess Spread                                                            202,940

    3.  Collateral Holder Available Funds                                             324,132

         a.  Excess Spread                                                            324,132

    4.  Total Excess Spread                                                         1,675,726

Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge
    Collections Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                    1,675,726
     2.  Excess Finance Charge Collections                                                 -
     3.  Applied to fund Class A Required Amount                                           -
     4.  Unreimbursed Class A Investor Charge-Offs                                         -
     5.  Applied to fund Class B Required Amount                                      113,485
     6.  Reductions of Class B Investor Interest treated as Available
          Principal Collections                                                            -
     7.  Applied to Collateral Monthly Interest and unpaid Collateral
          Monthly Interest                                                             95,360
     8.  Applied to Collateral Interest Servicing Fee and any overdue
          Collateral Interest Servicing Fee                                            32,500
     9.  Collateral Investor Default Amount treated as Available
          Principal Collections                                                       105,380
    10. Reductions of Collateral Interest treated as Available Principal
          Collections                                                                      -
    11. Deposit to Reserve Account (if required)                                           -
    12. Applied to other amounts owed to Collateral Interest Holder                        -
    13. Balance to constitute Excess Finance Charge Collections for
         other series                                                               1,329,001

 13 Trust Performance
(a) Delinquencies
    1.  31-59 days                                                                 15,589,833
    2.  60-89 days                                                                 10,366,132
    3.  90 days and over                                                           15,728,065
    4.  Total 30+ days delinquent                                                  41,684,030

(b) Base Rate
         a.  Current Monthly Period                                                     8.173%
         b.  Prior Monthly Period                                                       8.169%
         c.  Second Prior Monthly Period                                                8.171%
(c) Three Month Average Base Rate                                                       8.171%

(d) Portfolio Yield (gross portfolio yield less net defaults)
         a.  Current Monthly Period                                                  13.46170%
         b.  Prior Monthly Period                                                    14.09164%
         c.  Second Prior Monthly Period                                             15.40304%
(e) Three Month Average Portfolio Yield                                              14.31879%

(f) Excess Spread  Percentage
         a.  Current Monthly Period                                                   5.28870%
         b.  Prior Monthly Period                                                     5.92264%
         c.  Second Prior Monthly Period                                              7.23204%
(g) Three Month Average Excess Spread Percentage                                      6.14779%

(h) Monthly Payment Rate (total collections/beginning aggregate principal
     receivables)                                                                    14.96093%

(i) Portfolio Adjusted Yield                                                          4.78870%


    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 9th day of December, 1997.

                                 First National Bank of Commerce, as Servicer

                                 By:  /s/ Anne M. Lacourrege
                                    -------------------------
                                 Name:  Anne M. Lacourrege
                                 Title:  Vice President